IDT Corporation Announces Management Changes

Newark, N.J., January 4, 2008—IDT Corporation (NYSE: IDT, IDT.C) today announced that Stephen R. Brown and Marc J. Oppenheimer are swapping portfolios in IDT’s management team. Mr. Brown is returning to his IDT roots as Chief Financial Officer (CFO) and Treasurer. Mr. Oppenheimer is bringing his operational discipline and prior experience to serve as IDT’s Chief Operating Officer (COO), and will focus on the company’s expanding operations in the energy sphere. In addition, Bill Pereira, who has served as Senior Vice President of Corporate since 2006, has been promoted to Executive Vice President (EVP) of Finance. Liore Alroy, Chief Executive Officer of Net2Phone since 2004, has been appointed as EVP of IDT Corporation.

“From time to time, we tap Steve Brown’s talents to guide the development of new ventures, but at the end of the day, we always seem to want him back as our CFO,” said Howard Jonas, IDT’s Chairman and Founder. “On many occasions, I have praised Steve’s capabilities as CFO, and once again we want him in that role as we continue to navigate our way through uncharted waters. Marc Oppenheimer will bring his strategic expertise to the COO post and we look forward to his guiding hand on our diverse operations—particularly our investments in energy.”

“We have seen Marc’s abilities up close as a board member at both IDT and Net2Phone, as our lead independent director and most recently as our CFO,” said Jim Courter, IDT’s Vice Chairman and Chief Executive Officer. “He can manage diverse operations and provide the discipline necessary for each of our division’s management teams to contribute to the overall mission and growth of IDT. Steve has been a great resource to IDT and its shareholders and we look forward to having him at our financial helm once again. As we deal with troubled times at some of our mature businesses and seek to expand other operations, we believe that having Steve and Marc in these respective roles is the best combination of talents for creation of long-term value.”

About IDT Corporation

IDT Corporation is an innovative and opportunity seeking multinational holding company with operations that span various industries. Through its Telecom subsidiary, IDT provides telecommunications services worldwide to the retail and wholesale markets. IDT Energy operates an Energy Services Company (ESCO) in New York State. IDT’s Capital division incubates newer businesses, and the Company’s Spectrum subsidiary holds its spectrum license assets. IDT Telecom provides retail and wholesale telecommunications services and products, including pre-paid and rechargeable calling cards, consumer local, long distance, and wireless phone services, and wholesale carrier services. Under the Net2Phone brand name, the Company also provides a range of voice over Internet protocol (VoIP) communications services. IDT Capital’s operations include receivables portfolio management and collection, ethnic food distribution, brochure distribution, Internet Mobile Group, Net2Phone Ventures and other initiatives. IDT Corporation’s Class B Common Stock and Common Stock trade on the New York Stock Exchange under the ticker symbols IDT and IDT.C, respectively.

In this press release, all statements that are not purely about historical facts, including, but not limited to, those with the words “believe,” “anticipate,” “expect,” “plan,” “intend,” “estimate,” “target” and similar expressions, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. While these forward-looking statements represent IDT’s current judgment of what may happen in the future, actual results may differ materially from the results expressed or implied by these statements due to numerous important factors. These risks and uncertainties include, but are certainly not limited to the specific risks and uncertainties discussed in our reports filed with the SEC. All forward-looking statements and risk factors included in this document are made as of the date hereof, based on information available to IDT as of the date thereof, and IDT assumes no obligation to update any forward-looking statements or risk factors.

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Michael Rapaport 973-438-4408	Michael Glassner 973-438-3553